Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Tiffany Louder, (214) 310-8407
Media: Dan Gugler, (310) 226-2645
Korn Ferry Announces Third Quarter Fiscal 2026
Results of Operations
Highlights
▪Korn Ferry reports Q3 FY'26 fee revenue of $717.4 million, an increase of 7% year-over-year with growth in all solutions.
▪Net income attributable to Korn Ferry increased 12% year-over-year, with a margin of 9.1%.
▪Adjusted EBITDA increased 8% year-over-year, with a margin of 17.2%.
▪Diluted and adjusted diluted earnings per share were up 12% and 8% year-over-year, respectively.
▪Estimated remaining fees under existing contracts at the end of the third quarter was $1.9 billion, up 11% year-over-year, led by Digital +16%, Consulting +12% and RPO +10%.
Los Angeles, CA, March 9, 2026 – Korn Ferry (NYSE: KFY), a global consulting firm, today announced third quarter fee revenue of $717.4 million. In addition, third quarter diluted earnings per share was $1.23 and adjusted diluted earnings per share was $1.28.
“Our strong quarterly performance continues to reflect the evolution of our firm,” said Gary D. Burnison, CEO, Korn Ferry. “Today the world is enveloped by unprecedented levels of change – shifts in population, demographics and technological advancement that are converging to exert great impact on the way people live, work and consume. This environment provides tremendous opportunity for Korn Ferry.
“I am pleased with the synchronization of our expertise, globality and solutions to solve our clients’ toughest performance challenges. Most of all, I am energized by our talented colleagues around the world who are committed to enabling people and organizations to Be More Than,” added Burnison. “Success begins and ends with talent. As such, we are proud to be a Founding Partner of the LA28 Olympic and Paralympic Games, powering the people who power the Olympic Games.”

Selected Financial Results
(dollars in millions, except per share amounts) (a)

	Third Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Fee revenue	$717.4	$668.7	$2,147.7	$2,018.0
Total revenue	$725.0	$676.5	$2,170.4	$2,041.3
Estimated remaining fees under existing contracts (b)	$1,850.8	$1,669.4	$1,850.8	$1,669.4
Net income attributable to Korn Ferry	$65.3	$58.4	$204.3	$181.8
Net income attributable to Korn Ferry margin	9.1%	8.7%	9.5%	9.0%
Basic earnings per share	$1.25	$1.12	$3.91	$3.46
Diluted earnings per share	$1.23	$1.10	$3.84	$3.40

Adjusted Results (c):	Third Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Adjusted EBITDA	$123.1	$114.5	$368.3	$342.7
Adjusted EBITDA margin	17.2%	17.1%	17.1%	17.0%
Adjusted net income attributable to Korn Ferry (d)	$67.7	$63.3	$207.4	$191.1
Adjusted basic earnings per share (d)	$1.30	$1.21	$3.97	$3.64
Adjusted diluted earnings per share (d)	$1.28	$1.19	$3.89	$3.57
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets, impairment of right-of-use assets, gain on modification of an office lease, restructuring charges, net and management separation charges when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Third Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Integration/acquisition costs	$1.6	$2.1	$4.4	$7.1
Restructuring charges, net	$—	$1.3	$—	$1.9
Impairment of fixed assets	$—	$0.5	$—	$0.5
Impairment of right-of-use assets	$—	$2.5	$—	$2.5
Gain on modification of office lease	$—	$—	$(13.9)	$—
______________________
(d) Adjusted net income attributable to Korn Ferry, Adjusted basic earnings per share and Adjusted diluted earnings per share are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Third Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Accelerated depreciation on Digital platform	$1.7	$—	$13.8	$—
Integration/acquisition costs	$1.6	$2.1	$4.4	$7.1
Restructuring charges, net	$—	$1.3	$—	$1.9
Impairment of fixed assets	$—	$0.5	$—	$0.5
Impairment of right-of-use assets	$—	$2.5	$—	$2.5
Gain on modification of office lease	$—	$—	$(13.9)	$—
Tax effect on the adjusted items	$(0.9)	$(1.6)	$(1.2)	$(2.7)

The Company reported fee revenue in Q3 FY'26 of $717.4 million, an increase of 7% year-over-year (up 4% at constant currency). Fee revenue grew in all solutions year-over-year, led by Executive Search at 13%, followed by Professional Search & Interim and Consulting, both at 5%.
Net income attributable to Korn Ferry was $65.3 million with a margin of 9.1% in Q3 FY'26, compared to Q3 FY'25 net income attributable to Korn Ferry of $58.4 million with a margin of 8.7%, an increase of 40bps. Net income attributable to Korn Ferry increased from the year-ago quarter primarily due to an increase in fee revenue and the impact of adjusted items in item (d) above, partially offset by an increase in compensation and benefits expenses.
Adjusted EBITDA was $123.1 million in Q3 FY'26 compared to $114.5 million in Q3 FY'25. Adjusted EBITDA margin was 17.2% in Q3 FY'26, essentially flat compared to the year-ago quarter. The increase in Adjusted EBITDA was due to an increase in fee revenue, partially offset by an increase in compensation and benefits expenses.

Results by Solution
Selected Consulting Data
(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Fee revenue	$166.9	$158.7	$509.7	$493.3
Total revenue	$170.2	$161.4	$518.8	$501.5

Estimated remaining fees under existing contracts (b)	$407.3	$364.6	$407.3	$364.6
Ending number of consultants and execution staff (c)	1,524	1,632	1,524	1,632
Hours worked in thousands (d)	317	344	1,060	1,137
Average bill rate (e)	$470	$461	$464	$434

Adjusted Results (f):	Third Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Adjusted EBITDA	$28.4	$28.0	$87.5	$86.4
Adjusted EBITDA margin	17.0%	17.7%	17.2%	17.5%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Represents number of employees originating, delivering and executing consulting services.
(d)The number of hours worked by consultant and execution staff during the period.
(e)The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
(f)Adjusted results exclude the following:

	Third Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Restructuring charges, net	$—	$1.3	$—	$1.7
Gain on modification of office lease	$—	$—	$(4.1)	$—
Fee revenue was $166.9 million in Q3 FY'26 compared to $158.7 million in Q3 FY'25, an increase of $8.2 million or 5% (up 2% on a constant currency basis). The year-over-year increase in Consulting fee revenue was primarily driven by a 2% increase in average bill rates.
Adjusted EBITDA was $28.4 million in Q3 FY'26 compared to $28.0 million in the year-ago quarter. Adjusted EBITDA margin was 17.0% in Q3 FY'26 compared to 17.7% in the year-ago quarter.

Selected Digital Data
(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Fee revenue	$94.0	$90.8	$274.2	$271.9
Total revenue	$94.2	$90.8	$274.7	$272.1

Estimated remaining fees under existing contracts (b)	$428.0	$369.6	$428.0	$369.6
Ending number of consultants	225	249	225	249
Subscription & License fee revenue	$37.2	$34.5	$110.6	$103.2

Adjusted Results (c):	Third Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Adjusted EBITDA	$29.1	$28.4	$85.4	$84.2
Adjusted EBITDA margin	31.0%	31.3%	31.2%	31.0%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Adjusted results exclude the following:

	Third Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Impairment of fixed assets	$—	$0.4	$—	$0.4
Gain on modification of office lease	$—	$—	$(2.0)	$—
Fee revenue was $94.0 million in Q3 FY'26 compared to $90.8 million in Q3 FY'25, an increase of $3.2 million or 4% (essentially flat on a constant currency basis). The year-over-year increase in Digital fee revenue was primarily driven by an 8% increase in Subscription & License fee revenue.
Adjusted EBITDA was $29.1 million in Q3 FY'26, compared to $28.4 million in the year-ago quarter. Adjusted EBITDA margin was 31.0%, a slight decline from the year-ago quarter.

Selected Executive Search Data(a)
(dollars in millions) (b)

	Third Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Fee revenue	$231.9	$204.6	$682.2	$619.2
Total revenue	$233.8	$206.6	$687.9	$624.9

Estimated remaining fees under existing contracts (c)	$68.6	$58.5	$68.6	$58.5
Ending number of consultants	563	560	563	560
Average number of consultants	566	558	562	551
Engagements billed	3,737	3,540	7,648	7,211
New engagements (d)	1,573	1,464	4,802	4,587

Adjusted Results (e):	Third Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Adjusted EBITDA	$58.2	$51.2	$173.4	$152.0
Adjusted EBITDA margin	25.1%	25.0%	25.4%	24.5%
______________________
(a)Executive Search is the sum of the individual Executive Search Reporting Segments described in our annual and quarterly reporting on Forms 10-K and 10-Q and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Solutions, and financial metrics used by the Company’s investor base.
(b)Numbers may not total due to rounding.
(c)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(d)Represents new engagements opened in the respective period.
(e)Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that adjust for the following:

	Third Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Impairment of right-of-use assets	$—	$2.5	$—	$2.5
Impairment of fixed assets	$—	$0.2	$—	$0.2
Gain on modification of office lease	$—	$—	$(3.7)	$—
Restructuring charges, net	$—	$—	$—	$0.2
Fee revenue was $231.9 million in Q3 FY'26 compared to $204.6 million in Q3 FY'25, an increase of $27.3 million or 13% (up 11% at constant currency). The year-over-year increase in fee revenue was driven by an increase in both the number of engagements billed and the weighted-average fee billed per engagement. The Company experienced fee revenue growth in all regions.
Adjusted EBITDA was $58.2 million in Q3 FY'26 compared to $51.2 million in the year-ago quarter, an increase of 14% year-over-year. Adjusted EBITDA margin was 25.1%, essentially flat compared to the year-ago quarter. The increase in Adjusted EBITDA was primarily due to an increase in fee revenue, partially offset by an increase in compensation and benefits expenses.

Selected Professional Search & Interim Data
(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Fee revenue	$137.0	$130.0	$412.0	$372.8
Total revenue	$138.2	$130.9	$415.8	$375.6

Permanent Placement:
Fee revenue	$51.7	$47.9	$162.6	$152.9
Estimated remaining fees under existing contracts (b)	$15.3	$12.8	$15.3	$12.8
Engagements billed	1,715	1,675	3,847	3,780
New engagements (c)	901	883	2,868	2,802
Ending number of consultants	292	296	292	296
Interim:
Fee revenue	$85.3	$82.1	$249.4	$219.9
Estimated remaining fees under existing contracts (b)	$106.6	$111.5	$106.6	$111.5
Average bill rate (d)	$149	$129	$143	$134
Average weekly billable consultants (e)	1,257	1,324	1,238	1,124

Adjusted Results (f):	Third Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Adjusted EBITDA	$29.1	$27.3	$87.3	$80.2
Adjusted EBITDA margin	21.2%	21.0%	21.2%	21.5%
_____________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Represents new engagements opened in the respective period.
(d)Fee revenue from interim divided by the number of hours worked by consultants.
(e)The number of billable consultants based on a weekly average in the respective period.
(f)Adjusted results exclude the following:

	Third Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Integration/acquisition costs	$1.6	$2.0	$4.4	$4.4
Gain on modification of office lease	$—	$—	$(2.6)	$—
Fee revenue was $137.0 million in Q3 FY'26 compared to $130.0 million in Q3 FY'25, an increase of $7.0 million or 5% (up 3% at constant currency). Fee revenue increased due to higher fee revenues in both Permanent Placement and Interim. The year-over-year increase in permanent placement fee revenue was driven by an increase in both the number of engagements billed and the weighted-average fee billed per engagement. The year-over-year increase in interim fee revenue was primarily due to a 16% increase in average bill rate.
Adjusted EBITDA was $29.1 million in Q3 FY'26 compared to $27.3 million in the year-ago quarter. Adjusted EBITDA margin was 21.2%, essentially flat compared to the year-ago quarter. The increase in Adjusted EBITDA was due to an increase in fee revenue, partially offset by increases in compensation and benefits expenses and cost of services.

Selected Recruitment Process Outsourcing ("RPO") Data
(dollars in millions) (a)

	Third Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Fee revenue	$87.5	$84.7	$269.6	$260.8
Total revenue	$88.6	$86.9	$273.1	$267.1

Estimated remaining fees under existing contracts (b)	$825.0	$752.4	$825.0	$752.4
RPO new business (c)	$54.4	$209.9	$406.7	$414.6

Adjusted Results (d):	Third Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Adjusted EBITDA	$13.6	$12.7	$42.2	$38.1
Adjusted EBITDA margin	15.6%	15.0%	15.7%	14.6%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Estimated total value of a contract at the point of execution of the contract.
(d)Adjusted results exclude the following:

	Third Quarter		Year to Date
	FY’26	FY’25	FY’26	FY’25
Gain on modification of office lease	$—	$—	$(1.5)	$—
Fee revenue was $87.5 million in Q3 FY'26 compared to $84.7 million in Q3 FY'25, an increase of $2.8 million or 3% (up 1% at constant currency). RPO fee revenue increased primarily due to new logo clients in North America.
Adjusted EBITDA was $13.6 million in Q3 FY'26 compared to $12.7 million in the year-ago quarter. Adjusted EBITDA margin increased 60bps to 15.6% in Q3 FY'26. The increase in Adjusted EBITDA and Adjusted EBITDA margin both resulted from an increase in fee revenue, partially offset by an increase in compensation and benefits expense.

Outlook
Assuming no material negative impact from the recent Middle East conflict and that other worldwide geopolitical conditions, economic conditions, financial markets and foreign exchange rates remain steady, on a consolidated basis:
▪Q4 FY’26 fee revenue is expected to be in the range of $730 million and $750 million; and
▪Q4 FY’26 diluted earnings per share is expected to range between $1.34 to $1.40.
Earnings Conference Call Webcast
The earnings conference call will be held today at 12:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek, SVP Business Development & Analytics Gregg Kvochak and VP Investor Relations Tiffany Louder. The conference call will be webcast and available online at ir.kornferry.com. We will also post to the investor relations section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry
Korn Ferry is a global consulting firm that powers performance. We unlock the potential in your people and unleash transformation across your business—synchronizing strategy, operations, and talent to accelerate performance, fuel growth, and inspire a legacy of change. That’s why the world’s most forward-thinking companies across every major industry turn to us—for a shared commitment to lasting impact and the bold ambition to Be More Than.
Forward-Looking Statements
Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, including statements relating to expected labor market conditions, expected demand for and relevance of our products and services, expected results of our business diversification strategy, impact of global events on our business, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to global and local political and or economic developments in or affecting countries where we have operations, such as inflation, trade wars, interest rates, labor market conditions, global slowdowns, or recessions, competition, geopolitical tensions, including the recent Middle East conflict, shifts in global trade patterns, changes in demand for our services as a result of automation, dependence on and costs of attracting and retaining qualified and experienced consultants, impact of inflationary pressures on our profitability, our ability to maintain relationships with customers and suppliers and retaining key employees, maintaining our brand name and professional reputation, potential legal liability and regulatory developments, portability of client relationships, consolidation of or within the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to corporate responsibility matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, including as a result of recent workforce, real estate, and other restructuring initiatives, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities or events, changes to data security, data privacy, and data protection laws, dependence on third parties for the execution of critical functions, limited protection of our intellectual property, our ability to enhance, develop and respond to new technology, including artificial intelligence, our ability to successfully recover from a disaster or other business continuity problems, employment liability risk, an impairment in the carrying value of goodwill and other intangible assets, treaties, or regulations on our business and our Company, deferred tax assets that we may not be able to use, our ability to develop new products and services, changes in our accounting estimates and assumptions, the utilization and billing rates of our consultants, seasonality, the use of social media platforms, the ability to effect acquisitions and integrate acquired businesses, resulting organizational changes, our indebtedness, and those relating to the ultimate magnitude and duration of any pandemic or outbreaks. For a detailed description of risks and uncertainties that could cause differences from our expectations, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:
•Adjusted net income attributable to Korn Ferry, adjusted to exclude accelerated depreciation on our Digital platform, integration/acquisition costs, restructuring charges, impairment of fixed assets, impairment of right-of-use assets and gain on modification of an office lease, net of income tax effect;
•Adjusted basic and diluted earnings per share, adjusted to exclude cost associated with accelerated depreciation on our Digital platform, integration/acquisition costs, restructuring charges, impairment of fixed assets, impairment of right-of-use assets and gain on modification of an office lease, net of income tax effect;
•Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period; and
•Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, restructuring charges, impairment of fixed assets, impairment of right-of-use assets and gain on modification of an office lease, net when applicable, and Consolidated and Executive Search Adjusted EBITDA margin.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the

Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain items that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These items, which are described in the footnotes in the attached reconciliations, represent 1) costs associated with previous acquisitions, such as legal and professional fees, retention awards and on-going integration expenses, 2) gain on modification of an office lease where the Company received lease incentives to shorten the lease term, 3) restructuring charges, net to align workforce to eliminate excess capacity resulting from challenging macroeconomic business environment, 4) accelerated depreciation associated with the decision to sunset our Digital platform, 5) impairment of fixed assets primarily due to software impairment charge in our Digital segment and 6) impairment of right-of-use assets due to the decision to terminate and sublease some of our offices. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results. Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.
[Tables attached]

KORN FERRY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025

	(unaudited)
Fee revenue	$717,385	$668,729	$2,147,697	$2,018,040
Reimbursed out-of-pocket engagement expenses	7,657	7,809	22,688	23,219
Total revenue	725,042	676,538	2,170,385	2,041,259

Compensation and benefits	456,823	425,319	1,380,268	1,314,521
General and administrative expenses	65,944	65,325	180,068	189,865
Reimbursed expenses	7,657	7,809	22,688	23,219
Cost of services	80,607	78,047	236,888	210,248
Depreciation and amortization	22,994	20,490	77,253	59,756
Restructuring charges, net	—	1,316	—	1,892
Total operating expenses	634,025	598,306	1,897,165	1,799,501

Operating income	91,017	78,232	273,220	241,758
Other income, net	7,468	9,363	27,295	29,259
Interest expense, net	(5,663)	(5,461)	(14,942)	(15,032)
Income before provision for income taxes	92,822	82,134	285,573	255,985
Income tax provision	26,683	22,795	78,578	70,047
Net income	66,139	59,339	206,995	185,938
Net income attributable to noncontrolling interest	(874)	(925)	(2,695)	(4,120)
Net income attributable to Korn Ferry	$65,265	$58,414	$204,300	$181,818

Earnings per common share attributable to Korn Ferry:
Basic	$1.25	$1.12	$3.91	$3.46
Diluted	$1.23	$1.10	$3.84	$3.40

Weighted-average common shares outstanding:
Basic	51,570	51,606	51,594	51,838
Diluted	52,417	52,364	52,612	52,789

KORN FERRY AND SUBSIDIARIES
FINANCIAL SUMMARY BY REPORTING SEGMENT
(dollars in thousands)
(unaudited)

	Three Months Ended January 31,			Nine Months Ended January 31,
	2026	2025	% Change	2026	2025	% Change
Fee revenue:
Consulting	$166,931	$158,704	5.2%	$509,734	$493,345	3.3%
Digital	94,014	90,823	3.5%	274,241	271,896	0.9%
Executive Search:
North America	145,540	128,264	13.5%	427,299	392,907	8.8%
EMEA	55,318	47,840	15.6%	160,999	140,609	14.5%
Asia Pacific	24,073	21,664	11.1%	72,905	63,707	14.4%
Latin America	7,018	6,803	3.2%	20,950	21,982	(4.7%)
Total Executive Search (a)	231,949	204,571	13.4%	682,153	619,205	10.2%
Professional Search & Interim	137,017	129,957	5.4%	412,017	372,805	10.5%
RPO	87,474	84,674	3.3%	269,552	260,789	3.4%
Total fee revenue	717,385	668,729	7.3%	2,147,697	2,018,040	6.4%
Reimbursed out-of-pocket engagement expenses	7,657	7,809	(1.9%)	22,688	23,219	(2.3%)
Total revenue	$725,042	$676,538	7.2%	$2,170,385	$2,041,259	6.3%
(a)Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Solutions, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	January 31, 2026	April 30, 2025 (1)
	(unaudited)
ASSETS
Cash and cash equivalents	$938,365	$1,006,964
Marketable securities	38,367	36,388
Receivables due from clients, net of allowance for doubtful accounts of $45,990 and $40,461 at January 31, 2026 and April 30, 2025, respectively	626,813	565,255
Income taxes and other receivables	65,823	38,394
Unearned compensation	65,882	61,649
Prepaid expenses and other assets	53,225	41,488
Total current assets	1,788,475	1,750,138

Marketable securities, non-current	241,745	233,626
Property and equipment, net	182,572	173,610
Operating lease right-of-use assets, net	141,084	152,712
Cash surrender value of company-owned life insurance policies, net of loans	285,516	252,621
Deferred income taxes	134,199	144,560
Goodwill	951,962	948,832
Intangible assets, net	52,047	70,193
Unearned compensation, non-current	128,310	106,965
Investments and other assets	43,698	27,967
Total assets	$3,949,608	$3,861,224

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$60,034	$58,884
Income taxes payable	23,313	23,079
Compensation and benefits payable	457,225	530,473
Operating lease liability, current	29,418	38,573
Other accrued liabilities	319,565	304,589
Total current liabilities	889,555	955,598

Deferred compensation and other retirement plans	491,616	477,770
Operating lease liability, non-current	132,633	131,762
Long-term debt	398,354	397,736
Deferred tax liabilities	6,436	5,981
Other liabilities	23,049	20,238
Total liabilities	1,941,643	1,989,085

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 79,180 and 78,264 shares issued and 51,463 and 51,458 shares outstanding at January 31, 2026 and April 30, 2025, respectively	351,578	364,425
Retained earnings	1,716,206	1,588,274
Accumulated other comprehensive loss, net	(65,337)	(86,243)
Total Korn Ferry stockholders' equity	2,002,447	1,866,456
Noncontrolling interest	5,518	5,683
Total stockholders' equity	2,007,965	1,872,139
Total liabilities and stockholders' equity	$3,949,608	$3,861,224
(1) Information is derived from audited financial statements included in our most recently filed Form 10-K.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025

Net income attributable to Korn Ferry	$65,265	$58,414	$204,300	$181,818
Net income attributable to non-controlling interest	874	925	2,695	4,120
Net income	66,139	59,339	206,995	185,938
Income tax provision	26,683	22,795	78,578	70,047
Income before provision for income taxes	92,822	82,134	285,573	255,985
Interest expense, net	5,663	5,461	14,942	15,032
Depreciation and amortization (1)	22,994	20,490	77,253	59,756
Integration/acquisition costs (2)	1,587	2,127	4,420	7,099
Restructuring charges, net (3)	—	1,316	—	1,892
Impairment of fixed assets (4)	—	509	—	509
Impairment of right-of-use assets (5)	—	2,452	—	2,452
Gain on modification of office lease (6)	—	—	(13,907)	—
Adjusted EBITDA	$123,066	$114,489	$368,281	$342,725

Net income attributable to Korn Ferry margin	9.1%	8.7%	9.5%	9.0%
Net income attributable to non-controlling interest	0.1%	0.1%	0.1%	0.2%
Income tax provision	3.8%	3.4%	3.6%	3.5%
Interest expense, net	0.8%	0.8%	0.7%	0.7%
Depreciation and amortization (1)	3.2%	3.1%	3.6%	3.0%
Integration/acquisition costs (2)	0.2%	0.3%	0.2%	0.4%
Restructuring charges, net (3)	—%	0.2%	—%	0.1%
Impairment of fixed assets (4)	—%	0.1%	—%	0.0%
Impairment of right-of-use assets (5)	—%	0.4%	—%	0.1%
Gain on modification of office lease (6)	—%	—%	(0.6%)	—%
Adjusted EBITDA margin	17.2%	17.1%	17.1%	17.0%

Net income attributable to Korn Ferry	$65,265	$58,414	$204,300	$181,818
Accelerated depreciation on Digital platform (1)	1,696	—	13,846	—
Integration/acquisition costs (2)	1,587	2,127	4,420	7,099
Restructuring charges, net (3)	—	1,316	—	1,892
Impairment of fixed assets (4)	—	509	—	509
Impairment of right-of-use assets (5)	—	2,452	—	2,452
Gain on modification of office lease (6)	—	—	(13,907)	—
Tax effect on the adjusted items (7)	(865)	(1,555)	(1,243)	(2,700)
Adjusted net income attributable to Korn Ferry	$67,683	$63,263	$207,416	$191,070
Explanation of Non-GAAP Adjustments
(1)Depreciation and amortization includes $1.7 million and $13.8 million of accelerated depreciation associated with the decision to sunset our Digital platform in the three and nine months ended January 31, 2026, respectively.
(2)Costs associated with previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses.
(3)Restructuring charges incurred to align our workforce to eliminate excess capacity resulting from challenging macroeconomic business environment.
(4)Costs associated with impairment of fixed assets primarily due to software impairment charge in our Digital segment.
(5)Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our offices.
(6)Gain on the modification of an office lease where the Company received lease incentives to shorten the lease term.
(7)Tax effect on accelerated depreciation on Digital platform, integration/acquisition costs, restructuring charges, net, impairment of fixed assets and right-of-use assets and gain on modification of office lease.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2026	2025	2026	2025

Basic earnings per common share	$1.25	$1.12	$3.91	$3.46
Accelerated depreciation on Digital platform (1)	0.04	—	0.27	—
Integration/acquisition costs (2)	0.03	0.04	0.08	0.14
Restructuring charges, net (3)	—	0.02	—	0.03
Impairment of fixed assets (4)	—	0.01	—	0.01
Impairment of right-of-use assets (5)	—	0.05	—	0.05
Gain on modification of office lease (6)	—	—	(0.27)	—
Tax effect on the adjusted items (7)	(0.02)	(0.03)	(0.02)	(0.05)
Adjusted basic earnings per share	$1.30	$1.21	$3.97	$3.64

Diluted earnings per common share	$1.23	$1.10	$3.84	$3.40
Accelerated depreciation on Digital platform (1)	0.04	—	0.26	—
Integration/acquisition costs (2)	0.03	0.04	0.07	0.13
Restructuring charges, net (3)	—	0.02	—	0.03
Impairment of fixed assets (4)	—	0.01	—	0.01
Impairment of right-of-use assets (5)	—	0.05	—	0.05
Gain on modification of office lease (6)	—	—	(0.26)	—
Tax effect on the adjusted items (7)	(0.02)	(0.03)	(0.02)	(0.05)
Adjusted diluted earnings per share	$1.28	$1.19	$3.89	$3.57
Explanation of Non-GAAP Adjustments
(1)Depreciation and amortization includes $1.7 million and $13.8 million of accelerated depreciation associated with the decision to sunset our Digital platform in the three and nine months ended January 31, 2026, respectively.
(2)Costs associated with previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses.
(3)Restructuring charges incurred to align our workforce to eliminate excess capacity resulting from challenging macroeconomic business environment.
(4)Costs associated with impairment of fixed assets primarily due to software impairment charge in our Digital segment.
(5)Costs associated with impairment of right-of-use assets due to terminating and deciding to sublease some of our offices.
(6)Gain on the modification of an office lease where the Company received lease incentives to shorten the lease term.
(7)Tax effect on accelerated depreciation on Digital platform, integration/acquisition costs, restructuring charges, net, impairment of fixed assets and right-of-use assets and gain on modification of office lease.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(dollars in thousands)
(unaudited)

	Three Months Ended January 31,
	2026				2025

			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin
Consolidated			$65,265	9.1%			$58,414	8.7%

	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

Consulting	$166,931	$170,202	$28,417	17.0%	$158,704	$161,382	$28,026	17.7%
Digital	94,014	94,199	29,099	31.0%	90,823	90,836	28,408	31.3%
Executive Search:
North America	145,540	146,784	42,138	29.0%	128,264	129,889	37,175	29.0%
EMEA	55,318	55,784	9,459	17.1%	47,840	48,087	7,845	16.4%
Asia Pacific	24,073	24,218	5,331	22.1%	21,664	21,794	4,504	20.8%
Latin America	7,018	7,026	1,223	17.4%	6,803	6,807	1,696	24.9%
Total Executive Search	231,949	233,812	58,151	25.1%	204,571	206,577	51,220	25.0%
Professional Search & Interim	137,017	138,188	29,065	21.2%	129,957	130,854	27,265	21.0%
RPO	87,474	88,641	13,641	15.6%	84,674	86,889	12,743	15.0%
Corporate	—	—	(35,307)		—	—	(33,173)
Consolidated	$717,385	$725,042	$123,066	17.2%	$668,729	$676,538	$114,489	17.1%

	Nine Months Ended January 31,
	2026				2025

			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin
Consolidated			$204,300	9.5%			$181,818	9.0%

	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

Consulting	$509,734	$518,831	$87,490	17.2%	$493,345	$501,533	$86,426	17.5%
Digital	274,241	274,681	85,438	31.2%	271,896	272,085	84,219	31.0%
Executive Search:
North America	427,299	431,565	125,332	29.3%	392,907	397,395	109,180	27.8%
EMEA	160,999	162,077	27,373	17.0%	140,609	141,495	22,597	16.1%
Asia Pacific	72,905	73,321	16,185	22.2%	63,707	64,038	13,154	20.6%
Latin America	20,950	20,984	4,497	21.5%	21,982	21,992	7,046	32.1%
Total Executive Search	682,153	687,947	173,387	25.4%	619,205	624,920	151,977	24.5%
Professional Search & Interim	412,017	415,834	87,293	21.2%	372,805	375,572	80,174	21.5%
RPO	269,552	273,092	42,203	15.7%	260,789	267,149	38,136	14.6%
Corporate	—	—	(107,530)		—	—	(98,207)
Consolidated	$2,147,697	$2,170,385	$368,281	17.1%	$2,018,040	$2,041,259	$342,725	17.0%